SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2003 (March 12, 2003)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One, Suite 300, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

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Exhibit Index begins on page 4.

Item 5. Other Events.

     On March 12, 2003, Steven F. Leer, CEO and President of Arch Coal, Inc. will make a presentation to certain members of the business and investment community. The slides to be shown during the presentation are attached hereto and incorporated herein by reference in their entirety.

     The furnishing of Exhibit 99 is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available. Statements in Exhibit 99 which are not statements of historical fact are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by, Arch Coal at the time the statements are made. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: Arch Coal’s expectation of growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of improved market conditions for the price of coal; expectation that Arch Coal will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance Arch Coal’s working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described in Arch Coal’s periodic and other filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

     (c)  The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99	Slides to be shown during Arch Coal’s presentation on March 12, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2003	ARCH COAL, INC.

	By:	/s/ Janet L. Horgan

Janet L. Horgan Assistant General Counsel and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99	Slides to be shown during Arch Coal’s presentation on March 12, 2003.

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